Exhibit 23.1

Consent of Independent Auditors

We hereby consent to the inclusion in this Annual Report on Form 40-F of Peru Copper Inc. of our report dated March 3, 2006, except for note 11 which is as of March 24, 2006 relating to the consolidated financial statements for the years ended December 31, 2005 and 2004, and for the periods from April 24, 2003 to December 31, 2003 and from April 24, 2003 to December 31, 2005 which appear in the Annual Report.

/S/    PRICEWATERHOUSECOOPERS LLP

Chartered Accountants

Vancouver, BC, Canada

March 24, 2006